Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including any and all amendments thereto) with respect to the common shares, $0.0001 par value, of OneSpaWorld Holdings Limited and further agree to the filing of this agreement to be included as an exhibit to such filing. In addition, each party to this agreement expressly authorizes each other party to this agreement to file on its behalf any and all amendments to such statement on Schedule 13G. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

Date: March 26, 2020

Steiner Leisure Limited

By:	/s/ Marc Magliacano
Name:	Marc Magliacano
Title:	Vice President and Assistant Secretary

Nemo Parent, Inc.

By:	/s/ Marc Magliacano
Name:	Marc Magliacano
Title:	Vice President

Nemo Investor Aggregator Limited

By:	/s/ Marc Magliacano
Name:	Marc Magliacano
Title:	President and Chairman

Dory HoldCo, LLC

By:	/s/ Robert C. Boehm
Name:	Robert C. Boehm
Title:	Chief Executive Officer, Executive Vice President
General Counsel and Secretary